Exhibit 99.2

Report of Independent Auditors

To the Board of Directors and Shareholders

SunCoke Energy, Inc.

We have audited the accompanying financial statements of Gateway Energy & Coke Company, LLC, which comprise the balance sheet as of December 31, 2013, and the related statements of operations, changes in parent net equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the Unites States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gateway Energy & Coke Company, LLC at December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

January 12, 2015

Chicago, Illinois

Gateway Energy & Coke Company, LLC

Statement of Operations

Year ended December 31, 2013
(Dollars in millions)
Revenues
Sales and other operating revenue	$244.5

Costs and operating expenses
Cost of products sold and operating expenses	205.4
Selling, general and administrative expenses	6.9
Depreciation and amortization	13.6

Total costs and operating expenses	225.9
Income before income tax	18.6
Income tax expense (benefit)	(2.7)

Net income	$21.3

(See Accompanying Notes)

Gateway Energy & Coke Company, LLC

Balance Sheet

December 31, 2013
(Dollars in millions)
Assets
Accounts receivable	$6.0
Inventories	21.7
Other current assets	0.1

Total current assets	27.8

Properties, plans and equipment, net	328.6
Deferred income taxes	34.8

Total assets	$391.2

Liabilities and Parent Net Equity
Accounts payable	$20.7
Accrued liabilities	18.2

Total current liabilities	38.9

Asset retirement obligations	4.9
Other deferred credits and liabilities	0.3

Total liabilities	44.1

Parent Net Equity

Total parent net equity	347.1

Total liabilities and parent net equity	$391.2

(See Accompanying Notes)

Gateway Energy & Coke Company, LLC

Statement of Cash Flows

Year ended December 31, 2013
(Dollars in millions)
Cash flows from operating activities:
Net income	$21.3
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13.6
Deferred income tax	(2.7)
Accretion expense	0.3
Stock compensation expense	0.1
Changes in working capital pertaining to operating activities:
Accounts receivable	0.5
Inventories	6.4
Accounts payable and accrued liabilities	(4.1)
Other	0.1

Net cash provided by operating activities	35.5

Cash flows from investing activities:
Capital expenditures	(4.7)

Net cash used in investing activities	(4.7)

Cash flows from financing activities:
Net transfers to parent	(30.8)

Net cash used in financing activities	(30.8)

Net change in cash	—

Cash at beginning of year	—

Cash at end of year	$—

(See Accompanying Notes)

Gateway Energy & Coke Company, LLC

Statement of Changes in Parent Net Equity

Parent Net Equity
(Dollars in millions)
At January 1, 2013	$356.6
Net income from January 1, 2013 to December 31, 2013	21.3
Net decrease in parent net equity	(30.8)

At December 31, 2013	$347.1

(See Accompanying Notes)

Gateway Energy & Coke Company, LLC

Notes to Financial Statements

1. General

Description of Business and Basis of Presentation

The accompanying financial statements of Gateway Energy & Coke Company, LLC (“Granite City” or the “Company”) have been prepared in connection with the sale of a 75.0 percent equity interest in Granite City from SunCoke Energy, Inc. (“SunCoke”) to SunCoke Energy Partners, L.P. (the “Partnership”), which was formed in Delaware on July 30, 2012. The Partnership is a publicly-traded master limited partnership which was established to acquire ownership in certain operations that comprised a portion of the domestic cokemaking operations of SunCoke. At December 31, 2013, SunCoke, through its subsidiary, owns a 55.9 percent partnership interest in the Partnership and owns and controls the Partnership’s general partner.

To effect this transaction, SunCoke expects to sell its 75.0 percent interest in Granite City to the Partnership in exchange for $51.6 million of the Partnership’s equity interests and the assumption of 148.3 million of SunCoke’s senior notes, inclusive of accrued interest of $5.6 million and a $7.7 million call premium. Concurrently, the Partnership expects to issue $200.0 million in private placement notes (the “Debt Offering”). The contributed cokemaking operations are comprised of the cokemaking operations and related assets of SunCoke’s Gateway Energy & Coke Company LLC, located in Granite City, Illinois, which is referred to in the historical SunCoke financial statements as the “Granite City facility.” Construction of the Granite City facility began in May 2008 and coke production began in November 2009. Granite City is principally engaged in the business of manufacturing and selling coke which is the primary raw material in the blast furnace steelmaking process.

The financial statements were prepared using SunCoke’s historical basis in the assets and liabilities of Granite City, and include all revenues, costs, assets, and liabilities attributed to Granite City. The historical financial statements also include allocations of certain costs incurred by SunCoke. Management believes the assumptions and methodology underlying the allocation of general corporate overhead expenses are reasonable. However, such expenses may not be indicative of the actual level of expense that would have been incurred by Granite City if it had operated as an independent entity during the periods prior to the transaction or of the costs expected to be incurred in the future. In the opinion of management, the adjustments necessary for a fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) have been made. See Note 3 for further information regarding allocated expenses.

Granite City participates in centralized financing and cash management programs maintained at the SunCoke level. Accordingly, none of SunCoke’s cash or interest income has been included in Granite City’s financial statements. Transfers of cash to and from SunCoke’s financing and cash management program are reflected as a component of parent net equity on the Balance Sheet.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from these estimates.

Revenue Recognition

Granite City sells coke as well as steam and electricity to a third party customer. Revenues related to the sale of products are recognized when title passes, which generally occurs when products are shipped or delivered in accordance with the terms of the respective sales agreements. Revenues are not recognized until sales prices are fixed or determinable and collectability is reasonably assured.

Substantially all of the coke produced by Granite City is sold pursuant to a long-term contract with its customer. Granite City evaluated the contract to determine whether the arrangement contains a lease under the applicable accounting standards. If the specific facts and circumstances indicate that it is remote that parties other than the contracted customer will take more than a minor amount of the coke that will be produced by the property, plant and equipment during the term of the coke supply agreement, and the price that the customer is paying for the coke is neither contractually fixed per unit nor equal to the current market price per unit at the time of delivery, then the long-term contract is deemed to contain a lease. The lease component of the price of coke represents the rental payment for the use of the property, plant and equipment, and all such payments are accounted for as contingent rentals as they are only earned by the Company when the coke is delivered and title passes to the customer. The total amount of revenue recognized by the Company for these contingent rentals represents approximately 10 percent of combined sales and other operating revenues for the year ended December 31, 2013.

Cash

During the period presented, Granite City participated in SunCoke’s cash management system. Cash receipts attributed to Granite City’s operations were collected by SunCoke, and cash disbursements were funded by SunCoke. Granite City did not record interest income or expense related to these cash balance transfers. The net effect of these transactions was included in parent net equity in the financial statements.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out method, except for materials and supplies inventory, which are determined using the average-cost method.

Granite City utilizes the selling prices under its long-term coke supply contract to record lower of cost or market inventory adjustments.

Properties, Plants and Equipment, Net

Plants and equipment are depreciated on a straight-line basis over their estimated useful lives. Coke and energy plant, machinery and equipment are depreciated over 25 to 30 years. Depreciation is excluded from cost of products sold and operating expenses and is presented separately in the Statements of Operations. Gains and losses on the disposal or retirement of fixed assets are reflected in earnings when the assets are sold or retired. Amounts incurred that extend an asset’s original useful life, increase its productivity or add production capacity are capitalized. Direct costs, such as outside labor, materials, internal payroll and benefits costs, incurred during the construction of a new facility are capitalized; indirect costs are not capitalized. Normal repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An asset, or group of assets, is considered to be impaired when the undiscounted estimated net cash flows expected to be generated by the asset, or group of assets, are less than its carrying amount. The impairment recognized is the amount by which the carrying amount exceeds the fair market value of the impaired asset, or group of assets.

Income Taxes

Granite City, as a component of SunCoke, was included in the consolidated federal and certain consolidated, combined or unitary state income tax returns filed by SunCoke. However, Granite City’s provision for income taxes and the deferred income tax amounts reflected in the financial statements have been determined on a theoretical separate-return basis.

Granite City recognizes the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the tax positions will be sustained upon examination by the tax authorities. Benefits from tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Interest accrued related to unrecognized tax benefits are included in interest cost and penalties accrued related to unrecognized tax benefits are included in income taxes in the Statement of Operations.

Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those differences are projected to be recovered or settled.

Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the asset and depreciated over its remaining estimated useful life. Granite City’s asset retirement obligations primarily relate to costs associated with restoring land to its original state.

Shipping and Handling Costs

Shipping and handling costs are included in cost of products sold and operating expenses.

Fair Value Measurements

Granite City determines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As required, Granite City utilizes valuation techniques that maximize the use of observable inputs (levels 1 and 2) and minimize the use of unobservable inputs (level 3) within the fair value hierarchy included in current accounting guidance. Granite City generally applies the “market approach” to determine fair value. This method uses pricing and other information generated by market transactions for identical or comparable assets and liabilities. Assets and liabilities are classified within the fair value hierarchy based on the lowest level (least observable) input that is significant to the measurement in its entirety.

Recently Issued Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” which provides guidance for revenue recognition. Under this ASU, an entity is required to recognize revenue upon transfer of promised goods or services to customers, in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently reviewing the provisions of ASU 2014-09 but does not expect it to have a material effect on the Company’s financial condition, results of operations, and cash flows.

Labor Concentrations

As of December 31, 2013, Granite City had approximately 112 employees. Approximately 82 or 73%, of Granite City’s employees are currently represented by the United Steelworkers.

3. Related Party Transactions

The related party transactions with SunCoke and its affiliates are described below.

Purchases from Affiliate

During the year ended December 31, 2013, Granite City had purchases of $0.1 million from Kanawaha River Terminal, LLC (“KRT”), a leading metallurgical and thermal coal blending and handling service provider that provides services to SunCoke subsidiaries and other third parties. KRT is a wholly-owned subsidiary of the Partnership and was acquired by the Partnership on October 1, 2013.

During the year ended December 31, 2013, Granite City had purchases of $2.8 million from Indiana Harbor Coke Company, L.P. (“Indiana Harbor”), a cokemaking facility located in East Chicago, Indiana. SunCoke owns approximately 84.2% of Indiana Harbor, with the remaining 14.8% held by DTE Energy Company. SunCoke includes the operations of the Indiana Harbor cokemaking facility in its consolidated financial statements.

Allocated Expenses

Amounts were allocated from SunCoke for costs attributable to the operations of Granite City. The expenses incurred by SunCoke include costs from certain corporate and shared services functions provided by SunCoke to Granite City. The amounts allocated include all charges that were incurred by SunCoke that were specifically identified as being attributable to Granite City. These costs include legal, accounting, tax, treasury, engineering, information technology, insurance, employee benefit costs, communications, human resources, and procurement. All corporate costs that were specifically identifiable to Granite City have been allocated to Granite City and included in its Statement of Operations. Where specific identification of charges to Granite City was not practicable, a reasonable method of allocation was applied to all remaining general corporate overhead costs. The allocation methodology for all remaining corporate overhead costs is based on management’s estimate of the proportional level of effort devoted by corporate resources that is attributable to Granite City. In the opinion of management, general corporate overhead costs are consumed by the operating facilities principally in equal proportions. The allocation to each facility is further adjusted for certain specific factors identified by management that impact the services provided to or benefits received by each operating facility such as the type of operations and products produced as well as contract and business complexity at each facility. In the opinion of management, the cost allocations have been determined on a basis considered to be a reasonable reflection of all costs of doing business by Granite City. The amounts that would have been or will be incurred on a stand-alone basis could differ from the amounts allocated due to economies of scale, management judgment, or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had the business operated as an independent entity.

Parent Net Equity

Parent net equity represents SunCoke’s historical investment in us, our accumulated net earnings after tax, and the net effect of transactions with and allocations from SunCoke, including cash pooling and general financing activities, cash transfers for capital expenditures and allocations of SunCoke costs, including income taxes.

4. Customer Concentrations

Substantially all coke sales from the Granite City cokemaking facility are made pursuant to a long-term contract with U.S. Steel. Granite City generally does not require any collateral with respect to its accounts receivable. At December 31, 2013, Granite City’s accounts receivable balances were primarily due from U.S. Steel. As a result, Granite City experiences concentrations of credit risk in its accounts receivable with this customer; these concentrations of credit risk may be affected by changes in economic or other conditions affecting the steel industry. At December 31, 2013, receivables due from U.S. Steel were $6.0 million.

Sales to U.S. Steel, in total, accounted for $244.4 million, or 99.9%, of Granite City’s total revenues for the year ended December 31, 2013.

5. Income Taxes

Prior to 2013, Granite City received federal income tax credits for coke production from its cokemaking facility. These tax credits were earned for each ton of coke produced and sold during the four years after the initial coke production at the facility. The eligibility to generate tax credits for coke production expired in November 2013.

The provision for income taxes in the financial statements has been determined on a theoretical separate-return basis. The tax losses and tax credits generated by Granite City have been used by SunCoke and will remain with SunCoke after the transactions described in Note 1. Granite City’s theoretical separate-return basis operating loss and tax credit carry backs may not reflect the tax positions taken or to be taken by SunCoke.

The components of income tax expense are as follows:

Year Ended December 31,
2013
(Dollars in millions)
Deferred tax (benefit):
U.S. federal	$(3.6)
State	0.9

$(2.7)

The reconciliation of the income tax expense (benefit) at the U.S. statutory rate to the income tax expense (benefit) is as follows:

Year Ended December 31,
2013
(Dollars in millions)
Income tax expense (benefit) at 35 percent U.S. statutory rate	$6.5
Increase (reduction) in income taxes resulting from:
Nonconventional fuel credit	(9.6)
State taxes	0.5
Other	(0.1)

$(2.7)

The tax effects of temporary differences that comprise the net deferred income tax asset are as follows:

December 31,
2013
(Dollars in millions)
Deferred tax assets:
Federal net operating loss carryforward	$48.9
State net operating loss carryforward	8.3
Nonconventional fuel credit carryforward	85.9
Other liabilities not yet deductible	3.0

Deferred tax asset	$146.1
Less valuation allowance	(2.9)

Deferred tax asset, net	$143.2

Deferred tax liabilities:
Properties, plants and equipment	$(108.4)

Deferred tax liability	$(108.4)

Net deferred tax asset	$34.8

The net deferred income tax asset is classified in the Balance Sheets as follows:

December 31,
2013
(Dollars in millions)
Noncurrent asset	34.8

$34.8

Sunoco’s consolidated federal income tax returns, which include SunCoke’s federal income tax return, have been examined by the Internal Revenue Service (“IRS”) for all years through the return for the year ended October 4, 2012, the last year for which Sunoco filed a consolidated federal income tax return. Except for refund claims, unrelated to SunCoke, filed by Sunoco for the years 2004 through 2011, agreement has been reached with the IRS on all issues for all years. All years 2007 through October 4, 2012 remain open and it is believed that the years 2004 through 2006 also remain open under certain circumstances. There are no outstanding tax controversies applicable to SunCoke or Granite City which would require recognition of a liability for unrecognized tax benefits at December 31, 2013 and neither SunCoke nor Granite City has recorded liabilities for unrecognized tax benefits, interest or penalties during the year ended December 31, 2013.

6. Inventories

Granite City’s inventory consists of metallurgical coal, which is the principal raw material for Granite City’s cokemaking operations; coke, which is the finished good sold by Granite City to its customers; and materials, supplies and other.

These components of inventories were as follows:

December 31, 2013
(Dollars in millions)
Coal	$15.7
Coke	0.5
Materials, supplies and other	5.5

$21.7

7. Properties, Plants and Equipment, Net

The components of net properties, plants and equipment were as follows:

December 31, 2013(1)
(Dollars in millions)
Coke and energy plant, machinery and equipment	$357.6
Land and land improvements	12.5
Construction-in-progress	1.1
Other	9.1

Gross investment, at cost	380.3
Less: accumulated depreciation	(51.7)

Total properties, plants and equipment, net	$328.6

(1)	Includes assets, consisting mainly of coke and energy plant, machinery and equipment, with a gross investment totaling $371.9 million and accumulated depreciation of $50.6 million at December 31, 2013, respectively, which are subject to long-term contracts to sell coke and are deemed to contain operating leases.

Depreciation expense for the year ended December 31, 2013 was $13.6 million.

8. Asset Retirement Obligations

Granite City’s asset retirement obligations relate to certain contractual obligations, including the retirement and removal of long-lived assets from certain properties. Granite City does not have any unrecorded asset retirement obligations.

The following table provides a reconciliation of changes in the asset retirement obligation during the year ended December 31, 2013 (Dollars in millions):

Balance at January 1, 2013	$4.6
Accretion expense(1)	0.3

Balance at December 31, 2013	$4.9

(1)	Included in cost of products sold and operating expenses.

9. Retirement Benefits Plan

Certain employees of Granite City participate in defined contribution plans sponsored by SunCoke which provide retirement benefits. These plans have been accounted for in the financial statements as multi-employer plans. Granite City’s contributions, which are principally based on its allocable portion of our sponsor’s pretax income and the aggregate compensation levels of participating employees and are charged against income as incurred, amounted to $0.6 million for the year ended December 31, 2013.

10. Accrued Liabilities

Accrued liabilities consisted of following:

December 31, 2013
(Dollars in millions)
Accrued sales discounts	$13.6
Accrued benefits	0.5
Other taxes payable	2.6
Other	1.5

Total	$18.2

11. Commitments and Contingent Liabilities

The Company, as lessee, has noncancelable operating leases for land, office space and equipment. Total rental expense was $0.5 million for the year ended December 31, 2013.

The aggregate amount of future minimum annual rentals applicable to noncancelable operating leases is as follows:

Minimum Rental Payments
(Dollars in millions)
Year ending December 31:
2014	$0.1
2015	0.1
2016	0.1
2017 – Thereafter	0.0

Total	$0.3

The United States Environmental Protection Agency (the “EPA”) has issued Notices of Violations (“NOVs”) for the Granite City cokemaking facility which stem from alleged violations of Granite City’s air emission operating permits for this facility. Granite City is currently working in a cooperative manner with the EPA and the Illinois Environmental Protection Agency to address the allegations, and have lodged a Consent Decree in federal district court that is undergoing review. Settlement may require payment of a civil penalty for alleged past violations as well as the capital projects underway to improve the reliability of the energy recovery systems and enhance environmental performance at the Granite City facility. Granite City anticipates spending approximately $44 million related to these projects and has spent approximately $1 million for the year ended December 31, 2013. Granite City anticipates spending approximately $5 million in 2014 and approximately $39 million in the 2015 to 2016 timeframe.

Granite City is a party to certain other pending and threatened claims. Although the ultimate outcome of these claims cannot be ascertained at this time, it is reasonably possible that some portion of these claims could be resolved unfavorably to Granite City. Management of Granite City believes that any liability which may arise from claims would not be material in relation to the financial position, results of operations or cash flows of Granite City at December 31, 2013.

12. Guarantees

On July 26, 2011, SunCoke issued $400.0 million aggregate principal of senior notes (the “Notes”) in a private placement. The Notes bear interest at a rate of 7.625 percent per annum and will mature in 2019 with all principal paid at maturity. Interest on the Notes is payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing on February 1, 2012. The proceeds from the Notes were used to repay certain intercompany indebtedness to Sunoco, to pay related fees and expenses and for general corporate purposes. In connection with SunCoke’s contribution of an additional 33.0 percent interest in the Haverhill and Middletown facilities to the Partnership on May 9, 2014, the Partnership assumed and repaid $160.0 million of the Notes.

The Notes were offered in the U.S. to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the U.S. to non-U.S. persons in reliance on Regulation S under the Securities Act. On January 25, 2012, SunCoke completed an exchange offer for the Notes for an equal principal amount of the Notes whose sale is registered under the Securities Act.

SunCoke was permitted to redeem some or all of the Notes prior to August 1, 2014 by paying a “make-whole” premium. SunCoke was also permitted to redeem some or all of the Notes on or after August 1, 2014 at specified redemption prices. In addition, prior to August 1, 2014, the Company was permitted to redeem up to 35 percent of the Notes using proceeds of certain equity offerings. As described in Note 1, the Partnership will assume $140.6 million of the Notes, inclusive of $5.6 million of accrued interest, in connection with SunCoke’s contribution of Granite City to the Partnership and the Partnership expects to redeem the Notes upon the close of the transaction at a call premium of $7.7 million.

SunCoke was obligated to offer to purchase the Notes at a price of (a) 101 percent of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100 percent of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, with the proceeds from certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions.

The Notes were SunCoke’s senior unsecured obligations and were guaranteed on a senior unsecured basis by each of SunCoke’s existing and future subsidiaries that guaranteed SunCoke’s credit facilities (collectively, the “Notes Guarantors”). The Notes ranked equally in right of payment to all of SunCoke’s existing and future unsecured unsubordinated debt and senior in right of payment to all of SunCoke’s existing and future debt that was by its terms expressly subordinated in right of payment to the Notes. The Notes were subordinated to indebtedness under SunCoke’s Credit Agreement as well as any future secured debt to the extent of the value of the assets securing such debt.

In connection with its initial public offering, on July 26, 2011 SunCoke also entered into a credit agreement that provided for a seven-year term loan in a principal amount of $300.0 million (the “Term Loan”), repayable in equal quarterly installments at a rate of 1.00 percent of the original principal amount per year, with the balance payable on the final maturity date. Granite City, along with other certain SunCoke subsidiaries, guaranteed certain of SunCoke’s obligations, including the Term Loan and the Notes, and was subject to certain covenants and restrictions under the Term Loan and Notes entered into by SunCoke, as discussed below.

Term Loan

The Term Loan contains certain covenants, restrictions and events of default including, but not limited to, maintaining a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio and limitations on the ability of SunCoke and certain of SunCoke’s subsidiaries, including Granite City, to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge. In addition, under certain circumstances, the Term Loan is subject to mandatory principal prepayments.

The obligations under the Term Loan are guaranteed by certain of SunCoke’s subsidiaries, including Granite City, and secured by liens on substantially all of SunCoke’s and the guarantors’ assets pursuant to a Guarantee and Collateral Agreement, dated as of July 26, 2011, among SunCoke, the subsidiaries of SunCoke party thereto and JPMorgan Chase Bank, N.A, as administrative agent.

Notes

The Notes contain covenants that, among other things, limit Granite City’s ability and the ability of certain of SunCoke’s subsidiaries, including Granite City, to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the Indenture.

As of December 31, 2013, SunCoke was in compliance with all applicable debt covenants contained in the Term Loan and the Notes. The Company does not anticipate violation of these covenants nor does it anticipate that any of these covenants will restrict the Company’s operations or ability to obtain additional financing.

13. Subsequent Events

The Company performed an evaluation of subsequent events through January 12, 2015, the date the financial statements were available to be issued, and determined there were no recognized or unrecognized subsequent events that would require adjustment or additional disclosure in the financial statements as of December 31, 2013.